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                                                                  Exhibit 99.B3a

               DISTRIBUTION AND ADMINISTRATIVE SERVICES AGREEMENT

     THIS AGREEMENT, made and entered into on this _____ day of ________________, by and between AMERICAN NATIONAL INSURANCE COMPANY ("American National"), a life insurance company organized under the laws of the State of Texas, American National Variable Life Separate Account ("Separate Account"), a separate account established by American National pursuant to the Texas Insurance Code and SECURITIES MANAGEMENT AND RESEARCH, INC. ("SM&R"), a corporation organized under the laws of the State of Florida.

                              W I T N E S S E T H:

     WHEREAS, American National proposes to issue to the public certain variable contracts ("Contracts") and has authorized the creation of one or more separate investment accounts in connection therewith; and

     WHEREAS, American National has established the Separate Account for the purpose of issuing the Contracts and is registering the Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940; and

     WHEREAS, the Contracts to be issued by the Separate Account are to be registered with the Commission under the Securities Act of 1933 for offer and sale to the public, and otherwise in compliance with all applicable laws; and

     WHEREAS, SM&R, a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., proposes to act as the distributor in the offering and sale of said Contracts;

     WHEREAS, SM&R also proposes to perform certain administrative, processing and clerical services for American National in connection with the offering and sale of said Contracts; and

     WHEREAS, American National desires to obtain such distribution and other services from SM&R;

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, American National, the Separate Account and SM&R hereby agree as follows:

     1. SM&R will serve as distributor for the Contracts which will be issued by American National through the Separate Account and will be registered with the Commission for offer and sale to the public. As Distributor, SM&R will use its best efforts to effect offers and sales of the Contracts to the public on a continuing basis. SM&R shall be responsible for compliance with the requirements of any applicable state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to SM&R in connection with its duties as Distributor of said Contracts. Moreover, SM&R shall conduct its affairs in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (NASD).

     2. SM&R will assist American National in identifying, training and qualifying (under appropriate NASD and/or state requirements) insurance agents desiring to sell the Contracts. SM&R will register such agents as its registered representatives before they engage in the sale of the Contracts and will supervise and control such agents in the sale of the Contracts in the
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          manner and to the extent required by the applicable rules of the NASD and the Commission. If any such agent of American National should fail or refuse to submit to the supervision of SM&R in accordance with the terms of this Agreement or otherwise fail to meet the rules and standards imposed by SM&R on its registered representatives, SM&R shall take whatever steps may be necessary to terminate the sales activities of such agent relating to the Contracts.

     3. As distributor, SM&R will be responsible for the preparation of marketing materials (and where appropriate obtaining regulatory approval), for actively recruiting additional sales agents and sales organizations and for providing sales training (including continuing education required for license maintenance).

     4. SM&R may contract with other broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable contracts issued by the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and SM&R will at all times be responsible to American National for the distribution of all Contracts issued by the Separate Account.

     5. The amount of any commissions payable in connection with the sale of Contracts will be made by American National to the sales personnel of SM&R and this function is being performed as a purely ministerial service and the Records in respect thereof are properly reflected on the Books and Records maintained by or for SM&R. The gross amounts paid or advances made by American National on behalf of SM&R will be transmitted to SM&R for proper reporting.


     6.   Warranties.

          (a)  American National represents and warrants to SM&R that:

               (i) Any and all Registration Statements required for the Contracts or the Separate Account have been filed with the Commission in the form previously delivered to SM&R and that copies of any and all amendments thereto will be forwarded to SM&R at the time that they were filed with the Commission;

               (ii) The Registration Statements and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933, the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and will not contain untrue statements of material facts or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to American National by SM&R expressly for use herein;

              (iii) American National is validly existing as a stock life insurance company in good standing under the laws of the State of Texas with corporate power to

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                    own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties, or conducts any business, so as to require such qualification;

               (iv) The Contracts to be issued by the Separate Account through
                    SM&R hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

               (v) Those persons who offer and sell the Contracts are appropriately licensed in a manner as to comply with the state insurance laws;

               (vi) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statutes, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which American National is a party or by which American National is bound, American National's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over American National or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by American National of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the purchase and distribution of the Contracts by SM&R; and

              (vii) There are no material legal or governmental proceedings pending to which American National or the Separate Account is a party or of which any property of American National or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by American National which, if determined adversely to American National, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of American National.

          (b)  SM&R represents and warrants to American National that:

               (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

               (ii) It shall permit the offer and sale of Contracts only by and through persons

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                    who are appropriately licensed under both the securities
                    laws and state insurance laws;

              (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which SM&R is a party or by which SM&R is bound, the Certificate of Incorporation and By-Laws of SM&R, or any other rule or regulation of any court or governmental agency or body having jurisdiction over SM&R or its property;

               (iv) No offering, sale or other disposition of any Contracts will be made until SM&R is notified by American National that the subject Registration Statement has been declared effective and that the Contracts have been released for sale by American National; and such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by American National.

               (v) To the extent that any statements or omissions made in the Registration Statements with respect to the Contracts, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to American National by SM&R expressly for use therein, such Registration Statements and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     7. SM&R shall keep, in manner and form prescribed or approved by American National and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934 correct records and books of account as required to be maintained by a registered broker-dealer acting as distributor of all transactions entered into on behalf of American National and with respect to variable contract business it conducts of American National. SM&R shall make such records and books of account available for inspection by the Commission, and American National shall have the right to inspect, make copies of or take possession of such records and books of accounts at any time on demand.

          SM&R, however, may request that some or all of the books and records relating to the sales of the Contracts which are required to be maintained by it as a registered broker-dealer pursuant to Rule 17a-3 and 17a-4 under the 1934 Act be prepared and maintained in accordance with such rules by American National on behalf of and as agent for SM&R. American National agrees that for the purposes of this Agreement, such books and records shall be deemed to be the property of SM&R and shall be subject at all times to examination by the Securities and Exchange Commission in accordance with Section 17(a) of the 1934

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          Act and SM&R shall have the right to inspect and make copies of such books and records of accounts at any time on demand.

     8. Upon the request of SM&R, American National agrees to prepare and send all confirmations required to be sent by SM&R in connection with crediting purchase payments under the Contracts. Any such confirmation shall be sent upon or before the completion of each "transaction", as that term is used in Rule 15c1-4 of the 1934 Act, and shall reflect the facts of the transaction and indicate that the confirmation is forwarded on behalf of SM&R in its capacity of Distributor of Contracts.

     9. Subsequent to having been authorized to commence with the offering contemplated herein, SM&R will utilize the currently effective Prospectus relating to the subject Contracts in connection with its selling efforts. As to the other types of sales material, SM&R agrees that it will use only sales materials which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the National Association of Securities Dealers.

    10. SM&R will not use any Prospectus, sales literature, or any other printed matter or material in the offer or sale of any Contract if, to the knowledge of SM&R, any of the foregoing misstates the duties, obligations or liabilities of American National, the Separate Account or SM&R.

    11. SM&R shall not be entitled to any remuneration for its services as distributor. However, in payment for the administrative, processing and clerical services provided by SM&R, American National shall pay SM&R a processing fee of $50 for each Contract application submitted by SM&R and accepted by American National. In addition, upon presentation of proper evidence of expenditures, American National will reimburse SM&R for all of SM&R's reasonable charges and expenses directly incurred in connection with the performance of its duties and obligations contained in this Agreement.

    12. SM&R makes no representation or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder. SM&R does, however, represent that it will actively market such Contracts on a continuous basis while there is an effective registration thereof with the Commission.

    13. SM&R may render similar services or act as a distributor or dealer for issuers other than the Separate Account or sponsors other than American National in the offering of their Contracts.

    14. The Contracts shall be offered for sale on the terms described in the currently effective Prospectus describing such Contracts.

    15. American National will use its best efforts to register for sale, from time to time if necessary, additional dollar amounts of the Contracts under the Securities Act of 1933 and should it ever be required, under state Blue Sky Laws and to file for approval under state insurance laws when necessary. American National may require SM&R to assist it in obtaining any necessary clearance or approval of prospectuses, sales literature and proxy materials in accordance with the requirements of the Commission, the NASD or other regulatory bodies.

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     16.  American National reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to SM&R.

     17.  American National agrees to advise SM&R immediately:

          (a) of any request by the Commission (i) for amendment of the Securities Act Registration Statement relating to the Contracts, or (ii) for additional information;

          (b) of issuance by the Commission of any stop order suspending the effectiveness of its Registration Statement or the initiation of any proceedings for that purpose; and

          (c) of the happening of any material event, if known, which makes untrue any statement made in its Registration Statement or which requires the making of a change therein in order to make any statement made therein not misleading.

     18. American National will furnish to SM&R such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as SM&R may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

     19. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding investigation or hearing involving the offer or sale of the subject Contracts.

     20. Absent the prior written consent of American National, this Agreement will terminate automatically upon its assignment.

     21. This Agreement shall terminate without payment of any penalty by either party:

          (a) at the option of American National or of SM&R upon sixty (60) days' advance written notice to the other; or

          (b) at the option of American National upon institution of formal proceedings against SM&R by the National Association of Securities Dealers or by the Commission; or

          (c) at the option of American National, if SM&R or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; (ii) fails to promptly account and pay over the American National money due it according to its records; or (iii) violates the conditions of this Agreement.

     22. Each notice required by this Agreement may be given by wire or facsimile transmission and confirmed in writing to :

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               Securities Management and Research, Inc.
               One Moody Plaza
               Galveston, Texas 77550
               Attn:  President

               [Name of Separate Account]
               One Moody Plaza
               Galveston, Texas 77550

               American National Insurance Company
               One Moody Plaza
               Galveston, Texas 77550
               Attn:  President

     23. American National agrees to indemnify SM&R for any liability that SM&R may incur to a Contract Owner or party-in-interest under a Contract
          (i) arising out of any act or omission in the course of, or in connection with, rendering services under this Agreement, or (ii) arising out of the purchase, retention or surrender of a Contract; PROVIDED, HOWEVER, that American National will not indemnify SM&R for any such liability that results from the willful misfeasance, bad faith or gross negligence of SM&R, or from the reckless disregard, by SM&R, of its duties and obligations arising under this Agreement.

     24. This Agreement shall be subject to the laws of the State of Texas and construed so as to interpret the Contracts as insurance products written within the business operation of American National.

     25. This Agreement covers and includes all agreements, verbal and written, between SM&R and American National with regard to the offer and sale of the Contracts, and supersedes and annuls any and all agreements between the parties with regards to the distribution of the Contracts; except that this Agreement shall not effect the operation of previous agreements entered into between SM&R and American National unrelated to the sale of the Contracts. This Agreement may be amended from time to time by the mutual fund agreement and consent of the undersigned parties; PROVIDED, that such amendment shall not affect the rights of existing Contract Owners, and that such amendment be in writing and duly executed.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.


                    AMERICAN NATIONAL INSURANCE COMPANY

                         By:  ______________________________________________
                              Carl R. Robertson, Senior Executive Vice President


                    AMERICAN NATIONAL VARIABLE LIFE SEPARATE ACCOUNT

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                         By:  AMERICAN NATIONAL INSURANCE COMPANY

                         By:  _________________________________________
                              Carl R. Robertson, Senior Executive Vice President


                    SECURITIES MANAGEMENT AND RESEARCH, INC.

                         By:  _________________________________________
                              Michael W. McCroskey, President

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